EXHIBIT 10.2

I hereby waive any claim I might have under my employment contract, applicable law or otherwise and release my employer and its affiliates, including but not limited to PVH Europe B.V. and PVH Corp., from any liability with respect to any of the timing of my bonus and GRIP payouts, the temporary reduction of my base salary or my lower bonus opportunities for 2020. I understand that in all other instances my employment contract remains in full force and effect and the terms of my employment are unchanged.

Signature for acceptance:

              /s/ Daniel Grieder
              Daniel Grieder

              Date: April 7, 2020